EXHIBIT 23.1
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      PRICEWATERHOUSECOOPERS LLP [LOGO]            PRICEWATERHOUSECOOPERS LLP
                                                   CHARTERED ACCOUNTANTS
                                                   PricewaterhouseCoopers Place
                                                   250 Howe Street, Suite 700
                                                   Vancouver, British Columbia
                                                   Canada V6C 3S7
                                                   Telephone +1 604 806 7000
                                                   Facsimile +1 604 806 7806

                  CONSENT OF INDEPENDENT CHARTERED ACCOUNTANTS

         We hereby consent to the incorporation by reference in this registration statement on Form S-8 (the "Registration Statement") of Teck Cominco Limited (the "Company") of our auditors' report dated February 2, 2006, except for note 3(f) which is as of May 17, 2006, on the consolidated balance sheets of the Company as at December 31, 2005 and December 31, 2004 and the consolidated statements of earnings, retained earnings and cash flows for each of the years in the three year period ended December 31, 2005.

CHARTERED ACCOUNTANTS

Vancouver, Canada
January 23, 2007

PricewaterhouseCoopers refers to the Canadian firm of PricewaterhouseCoopers LLP and the other member firms of PricewaterhouseCoopers International Limited, each of which is a separate and independent legal entity.